Exhibit 4.3

COLLATERAL TRUST AGREEMENT
dated as of June 5, 2009
among
CRICKET COMMUNICATIONS, INC.,
the Guarantors from time to time party hereto,
WILMINGTON TRUST FSB,
as Trustee under the Indenture,
the other Secured Debt
Representatives from time to time party hereto
and
WILMINGTON TRUST FSB,
as Collateral Trustee

EXHIBIT A — Additional Secured Debt Designation
EXHIBIT B — Form of Collateral Trust Joinder—Additional Debt
EXHIBIT C — Form of Collateral Trust Joinder—Additional Guarantor
EXHIBIT D — Form of Intercreditor Agreement

ii

     This Collateral Trust Agreement (this “Agreement”) is dated as of June 5, 2009 and is by and among Cricket Communications Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party hereto, Wilmington Trust FSB, as Trustee (as defined below), the other Secured Debt Representatives from time to time party hereto, and Wilmington Trust FSB, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS
     The Company intends to issue 7.75% Senior Secured Notes due 2016 (together with any additional notes issued under the Indenture (as defined below) and any exchange notes related to such notes and additional notes, the “Notes”) in an aggregate principal amount of $1,100,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Company, the Guarantors party thereto from time to time and Wilmington Trust FSB, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).
     The Company and the Guarantors intend to secure the Obligations under the Notes, the Guarantees of the Notes and the Indenture and any future Parity Lien Debt and any future Junior Lien Debt, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.
     This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.
     Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.
AGREEMENT
     In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION
     SECTION 1.1 Defined Terms. The following terms will have the following meanings:
     “Act of Required Debtholders” means, as to any matter at any time:
     (1) prior to the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of a majority of the sum of:

     (a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and
     (b) the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt; and
     (2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.
For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.
     “Additional Secured Debt” has the meaning set forth in Section 3.8.
     “Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.
     “Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (2) any executive officer or director of such specified Person or (3) any Designated Entity. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.
     “Agreement” has the meaning set forth in the preamble.
     “Attributable Debt” has the meaning assigned to it in the Indenture.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
     “Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (a) in the case of a corporation, corporate stock;

     (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Class” means (a) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (b) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.
     “Collateral” means all assets, now owned or hereafter acquired, of the Company, any Guarantor, or any other Person, to the extent such assets are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Secured Debt Documents to the Collateral Trustee, together with the Proceeds and products thereof. For purposes of clarification, the Collateral shall not include any assets released from the Liens of the Collateral Trustee in accordance with the Secured Debt Documents or with respect to which the Collateral Trustee is required to release its Liens pursuant to this Agreement; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any assets of the Company or any Guarantor, such assets will cease to be excluded from the Collateral if the Company or any Guarantor thereafter acquires or reacquires such assets.
     “Collateral Trustee” has the meaning set forth in the preamble.
     “Collateral Trust Joinder” means (a) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (b) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.
     “Company” has the meaning set forth in the preamble.
     “Designated Entity” has the meaning assigned to it in the Indenture.
     “Discharge of Parity Lien Obligations” means the occurrence of all of the following:
     (1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;
     (2) payment in full in cash of the principal of, and interest and premium, if any, on all Parity Lien Debt (other than any undrawn letters of credit);
     (3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and
     (4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
     “Equally and Ratably” means, in reference to sharing of Liens on the Collateral or proceeds of such Collateral as between holders of Secured Obligations within the same Class after payment of fees, costs and expenses of the Collateral Trustee in accordance with Section 3.4 and the Parity Lien Representatives in accordance with the applicable Secured Debt Document, that such Liens or proceeds:
     (1) will be allocated and distributed in accordance with Section 3.4 first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Debt pursuant to the terms of, each outstanding Series of Secured Debt within that Class when the allocation or distribution is made; and thereafter;
     (2) will be allocated and distributed in accordance with Section 3.4 (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Debt pursuant to the terms of, each outstanding Series of Secured Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on October 23, 2006.
     “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
     “Guarantors” means any Person that at any time provides a Guarantee of any Secured Obligations.
     “Hedging Obligations” means, with respect to any specified Person, the net obligations of such Person under:
     (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rate; and
     (2) foreign exchange contracts, currency swap agreements and other similar agreements or arrangements with respect to foreign currency exchange rates.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	in respect of Capital Lease Obligations and Attributable Debt;

(5)	in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable and excluding any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(6)	representing Hedging Obligations;

(7)	representing Disqualified Stock (as defined in the Indenture); or

(8)	in the case of a Subsidiary of such Person, representing Preferred Stock (as defined in the Indenture);
     In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
     “Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against the Company, any of its Subsidiaries or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
     “Indemnitee” has the meaning set forth in Section 7.11(a).
     “Indenture” has the meaning set forth in the recitals.
     “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against the Company or any Guarantor under Title 11, U.S. Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.
     “Intercreditor Agreement” means an intercreditor agreement entered into in connection with Permitted Priority Debt, if any, in substantially the form attached as Exhibit D, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.
     “Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A to the Intercreditor Agreement.
     “Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

     “Junior Lien Debt” means:
     (1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document;
     provided, that:
     (a) on or before the date on which such Indebtedness is incurred by the Company or such Guarantor, such Indebtedness is designated by the Company as “Junior Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b); provided, that no Series of Secured Debt may be designated as both Junior Lien Debt and Parity Lien Debt;
     (b) the Junior Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder and, if applicable, an Intercreditor Joinder Agreement, in each case, in accordance with Section 3.8(a);
     (c) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
     (d) all other requirements set forth in Section 3.8 hereof have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and
     (2) Hedging Obligations of the Company or any Guarantor incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that, pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.
     “Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the Security Documents (other than any Security Documents that do not create or perfect Liens securing Junior Lien Obligations).
     “Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.
     “Junior Lien Representative” means, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (A) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

     “Junior Trust Estate” has the meaning set forth in Section 2.2.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Lien Sharing and Priority Confirmation” means:
     (1) as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:
     (a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured Equally and Ratably by all Parity Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations Equally and Ratably;
     (b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens;
     (c) for the enforceable benefit of all holders of each existing and future Series of Permitted Priority Debt and Series of Parity Lien Debt and each existing and future Permitted Priority Lien Representative and Parity Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement (whether then in existence or thereafter entered into), including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens as set forth therein; and
     (d) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents (including the Intercreditor Agreement).
     (2) as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:
     (a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations will be and are secured Equally and Ratably by all Junior Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations Equally and Ratably;
     (b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens;
     (c) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt, Series of Parity Lien Debt and Series of Permitted Priority Debt and each existing and future Junior Lien Representative, Parity Lien Representative and Permitted Priority Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Intercreditor Agreement (whether then in existence or thereafter entered into), including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens as set forth therein; and
     (d) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents (including the Intercreditor Agreement).
     “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and any successor to its rating agency business.
     “Notes” has the meaning set forth in the recitals.
     “Note Guarantee” has the meaning assigned to it in the Indenture.
     “Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether drawn or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two officers of the

Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:
     (a) a statement that the Person making such certificate has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     “Ordinary Course Activity” means any ordinary course activity with respect to the Collateral that, pursuant to Section 10.09 of the Indenture, the Company or any Guarantor may conduct without any release or consent by, or the delivery of any document or other instrument to, the Collateral Trustee or the Trustee.
     “Parity Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.
     “Parity Lien Debt” means:
     (1) the Notes and the Note Guarantee of each Guarantor;
     (2) Any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor that is secured Equally and Ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that:
     (a) on or before the date on which such Indebtedness is incurred by the Company or such Guarantor, such Indebtedness is designated by the Company as “Parity Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a); provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Junior Lien Debt;
     (b) the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder and, if applicable an Intercreditor Joinder Agreement, in each case in accordance with Section 3.8(a);

     (c) such Indebtedness is governed by an indenture, credit agreement, or other agreement that includes a Lien Sharing and Priority Confirmation;
     (d) all other requirements set forth in Section 3.8 hereof have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and
     (3) Hedging Obligations of the Company or any Guarantor incurred to hedge or manage interest rate risk with respect to Parity Lien Debt; provided, that pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.
     “Parity Lien Documents” means the Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not create or perfect Liens securing Parity Lien Obligations).
     “Parity Lien Obligations” means the Parity Lien Debt and all other Obligations in respect of Parity Lien Debt.
     “Parity Lien Representative” means:
     (a) the Trustee, in the case of the Notes; or
     (b) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.
     “Permitted Prior Liens” has the meaning assigned to it in the Indenture.
     “Permitted Priority Debt” means (1) Indebtedness (including letters of credit and reimbursement obligations with respect thereto) incurred by the Company or any of the Guarantors that is secured by Permitted Priority Liens that were permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that:
     (a) on or before the date on which such Indebtedness is incurred by the Company or the applicable Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Parity Lien Representative, each Junior Lien Representative and the Collateral Trustee, as “Permitted Priority Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Permitted Priority Debt and Parity Lien Debt or Junior Lien Debt; and

     (b) the Permitted Priority Lien Representative, the Collateral Trustee, the Company and each applicable Guarantor, has duly executed and delivered an Intercreditor Agreement; and
     (2) Hedging Obligations of the Company or any Guarantor incurred to hedge or manage interest rate risk with respect to Permitted Priority Debt; provided that, pursuant to the terms of the documents governing the Permitted Priority Debt Obligations, such Hedging Obligations are secured by a Permitted Priority Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.
     “Permitted Priority Debt Obligations” means Permitted Priority Debt and all other Obligations in respect thereof.
     “Permitted Priority Lien Representative” means, in the case of any future Permitted Priority Debt, the agent of the holders of such Permitted Priority Debt who is appointed as an agent for purposes related to the administration of the security documents related to the Permitted Priority Debt pursuant to the credit agreement or other agreement governing such Permitted Priority Debt, together with its successors in such capacity.
     “Permitted Priority Liens” means Liens granted to the collateral agent or other Permitted Priority Lien Representative under any Permitted Priority Debt facility, at any time, upon any Collateral to secure Permitted Priority Debt Obligations.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Plan” has the meaning assigned to it in the Indenture.
     “Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.
     “Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

     “Secured Debt” means Parity Lien Debt and Junior Lien Debt.
     “Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable prior to the Stated Maturity thereof.
     “Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.
     “Secured Debt Representative” means each Parity Lien Representative and each Junior Lien Representative.
     “Secured Obligations” means Parity Lien Obligations and Junior Lien Obligations.
     “Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.
     “Security Documents” means this Agreement, each Collateral Trust Joinder, the Intercreditor Agreement, each Intercreditor Joinder Agreement and all security agreements, pledge agreements, collateral assignments, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any Secured Party, in each case, as amended, supplemented, restated, modified, renewed or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.
     “Senior Trust Estate” has the meaning set forth in Section 2.1.
     “Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which they relate).
     “Series of Parity Lien Debt” means, severally, the Notes and any additional notes or exchange notes or other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which they relate).
     “Series of Permitted Priority Debt” means, severally, each issue or series of Permitted Priority Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Permitted Priority Debt shall be deemed part of the Series of Permitted Priority Debt to which they relate).
     “Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock (as defined in the Indenture) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided, however, that for avoidance of doubt, a Designated Entity shall not be deemed to be a Subsidiary of the Parent (as defined in the Indenture), the Company or any of its Restricted Subsidiaries (as defined in the Indenture) so long as the Parent and its Restricted Subsidiaries do not own Voting Stock having the power (without regard to the occurrence of any contingency) to elect more than 50% of the directors, managers or trustees of such Designated Entity or become the sole general partner or the managing general partner of such Designated Entity.
     “Trustee” has the meaning set forth in the recitals.
     “Trust Estates” has the meaning set forth in Section 2.2.
     “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
     SECTION 1.2 Rules of Interpretation.
          (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.
          (b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.
          (c) The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
          (d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.
          (e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Parity Lien Representatives and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indenture notwithstanding the termination or expiration of the Indenture or redemption of all Obligations evidenced thereby.
          (f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.
          (g) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.
ARTICLE 2. THE TRUST ESTATES
     SECTION 2.1 Declaration of Senior Trust.
     To secure the payment of the Parity Lien Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, the Company and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future Parity Lien Representatives and holders of Parity Lien Obligations, all of such Company’s or Guarantor’s right, title and interest granted to the Collateral Trustee in, to and under all Collateral under any Security Document for the benefit of the Parity Lien Representatives and holders of Parity Lien

Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).
     The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future Parity Lien Representatives and holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.
     Notwithstanding the foregoing, if at any time:
     (1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;
     (2) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;
     (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity);
     (4) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Company and the Guarantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, and
     (5) each Parity Lien Representative delivers to the Collateral Trustee an officers’ certificate stating that all Parity Liens of the Collateral Trustee may be released in compliance with all applicable provisions of the Parity Lien Documents and that the Company and the Guarantors are not required by the Parity Lien Document as to which such Person is the Parity Secured Representative to grant any Parity Lien upon any property, (and each Parity Lien Representative hereby agrees to deliver such certificate to the Collateral Trustee when the Liens securing the applicable Series of Parity Lien Debt are to be released in accordance with the applicable Parity Lien Documents), then the Senior Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
     The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

     SECTION 2.2 Declaration of Junior Trust.
     To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, the Company and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future Junior Lien Representatives and holders of Junior Lien Obligations, all of such Company’s or Guarantor’s right, title and interest granted to the Collateral Trustee in, to and under all Collateral under any Security Document for the benefit of the Junior Lien Representatives and holders of Junior Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).
     The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future Junior Lien Representatives and holders of Junior Lien Obligations as security for the payment of all present and future Junior Lien Obligations.
     Notwithstanding the foregoing, if at any time:
     (1) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;
     (2) the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;
     (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity);
     (4) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Junior Liens of the Collateral Trustee may be released in compliance with all applicable provisions of the Junior Lien Documents and that the Company and the Guarantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, and
     (5) each Junior Lien Representative delivers to the Collateral Trustee an officers’ certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Company and the Guarantors are not required by the Junior Lien Document as to which such Person is the Junior Lien Representative to grant any Junior Lien upon any property (and each Junior Lien Representative hereby agrees to deliver such certificate to the Collateral Trustee when the Liens securing the applicable Series of Junior Lien Debt are to be released in accordance with the applicable Junior Lien Documents), then the Junior Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
     The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
     SECTION 2.3 Priority of Liens. Notwithstanding (1) anything else contained herein or in any other Security Document, (2) the time of incurrence of any Series of Parity Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Parity Lien; (5) the time of taking possession or control over any Collateral; (6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, it is the intent of the parties that:
          (a) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations and the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations; and
          (b) the Liens securing the Junior Lien Obligations are subject and subordinate to the Liens securing the Parity Lien Obligations.
     SECTION 2.4 Restrictions on Enforcement of Junior Liens.
          (a) Until the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and neither the provisions of the Security Documents relating thereto (other than in accordance with this Agreement and the Interecreditor Agreement) nor any Junior Lien Representative or holder of Junior Lien Obligations, if any, may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Junior Lien Obligations may direct the Collateral Trustee with respect to such matters:
          (1) without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations;
          (2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations;
          (3) as necessary to perfect or establish the priority (subject to Parity Liens and Permitted Priority Liens) of the Junior Liens upon any Collateral, provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control (other than the Collateral Trustee agreeing pursuant to Section 7.4 that the Collateral Trustee as agent for the benefit of the Parity Lien Representatives and holders of the Parity Lien Obligations will act as bailee for the Collateral Trustee for the benefit of the Junior Lien Representatives and holders of the Junior Lien Obligations); or
          (4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.
          (b) Both before and during an Insolvency or Liquidation Proceeding, until the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Junior Lien Representative will:
          (1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;
          (2) oppose or otherwise contest any motion for (A) relief from the automatic stay or (B) any injunction against foreclosure or (C) any enforcement of Parity Liens, in each case, made by any holder of Parity Lien Obligations or any Parity Lien Representative in any Insolvency or Liquidation Proceeding;
          (3) oppose or otherwise contest any lawful exercise by any holder of Parity Lien Obligations or any Parity Lien Representative of the right to credit bid Parity Lien Obligations at any sale of Collateral in foreclosure of Parity Liens;
          (4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Parity Lien; or
          (5) challenge the validity, enforceability, perfection or priority of the Parity Liens with respect to the Collateral.
Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations or Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the

Company or any Guarantor in accordance with applicable law; provided, that no holder of Junior Lien Obligations or Junior Lien Representatives will be permitted to take any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.
          (c) At any time prior to the Discharge of Parity Lien Obligations, and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any Guarantor or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Parity Lien Representative at the direction of an Act of Required Debtholders stating that (A) any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Parity Lien Document to and desire to enforce any or all of the Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by the Company or any Guarantor to the Collateral Trustee (other than distributions to the Collateral Trustee for the benefit of the holders of Parity Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations).
          (d) All proceeds of Collateral received by the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations in violation of Section 2.4(c) will be held by such Person in trust for the account of the holders of Parity Lien Obligations and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and, subject to Section 2.3, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of Section 2.4(c) will be received by such Person free from the Parity Liens.
     SECTION 2.5 Waiver of Right of Marshalling.
          (a) Prior to the Discharge of Parity Lien Obligations, holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Parity Lien Obligations and the Parity Lien Representatives (in their capacity as senior or priority lienholders) with respect to the Collateral.
          (b) Following the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Parity Lien Obligations.
     SECTION 2.6 Discretion in Enforcement of Parity Liens.
          (a) In exercising rights and remedies with respect to the Collateral, the Parity Lien Representatives may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce (or refrain from enforcing) the provisions of the Parity Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise (or refrain from exercising)

remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:
          (1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Parity Lien Obligations;
          (2) the enforcement or forbearance from enforcement of any Parity Lien in respect of the Collateral;
          (3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;
          (4) the acceptance of the Collateral in full or partial satisfaction of the Parity Lien Obligations; and
          (5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.
     SECTION 2.7 Discretion in Enforcement of Parity Lien Obligations. Without in any way limiting the generality of Section 2.6, the holders of Parity Lien Obligations and the Parity Lien Representatives may, or may cause the Collateral Trustee to, at any time and from time to time, without the consent of the Collateral Trustee, holders of Junior Lien Obligations or the Junior Lien Representatives, without notice to holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to the Collateral Trustee, holders of Junior Lien Obligations or the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Collateral Trustee, holders of Junior Lien Obligations or the Junior Lien Representatives, do any one or more of the following:
          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Parity Lien Obligations, or otherwise amend or supplement in any manner the Parity Lien Obligations, or any instrument evidencing the Parity Lien Obligations or any agreement under which the Parity Lien Obligations are outstanding;
          (2) release any Person or entity liable in any manner for the collection of the Parity Lien Obligations;
          (3) release the Parity Lien on any Collateral; and
          (4) exercise or refrain from exercising any rights against any Guarantor.
     The holders of Parity Lien Obligations, themselves or through their Parity Lien Representatives, shall notify the Collateral Trustee in writing as to actions they take pursuant to the foregoing clauses (2), (3) or (4).

     SECTION 2.8 Insolvency or Liquidation Proceedings.
          (a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order:
          (1) for use of cash collateral;
          (2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;
          (3) granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or
          (4) relating to a sale of assets of the Company or any Guarantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;
then, the holders of Junior Lien Obligations and the Junior Lien Representatives will not oppose or otherwise contest the entry of such order, provided, that the holders of Junior Lien Obligations or a Junior Lien Representative may request the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Parity Liens on such property. The holders of Parity Lien Obligations and the Parity Lien Representatives agree not to oppose or otherwise contest in any respect any request made by the Junior Lien Representatives for a junior lien pursuant to the proviso to the preceding sentence.
          Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Company or any Guarantor in accordance with applicable law; provided, that, no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited under Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.
          (b) Neither the holders of Junior Lien Obligations nor any Junior Lien Representative will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:
          (1) they may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Parity Lien Obligations; and
          (2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.
     SECTION 2.9 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.
     SECTION 2.10 Separate Grants of Security and Separate Classification. Each Parity Lien Representative, for itself and on behalf of the holders of the applicable Parity Lien Obligations, and each Junior Lien Representative, for itself and on behalf of the holders of the applicable Junior Lien Obligations, acknowledges and agrees that:
          (a) the grants of Liens pursuant to the Parity Lien Documents and the Junior Lien Documents constitute separate and distinct grants of Liens; and
          (b) because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Parity Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.
     To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the holders of Parity Lien Obligations and the holders of Junior Lien Obligations in respect of the Collateral constitute (in whole or in part) only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.3 and 3.4, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company and the Guarantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the holders of Junior Lien Obligations), the holders of Parity Lien Obligations shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Parity Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the holders of Junior Lien Obligations with respect to the Collateral, with the Collateral Trustee, for itself and on behalf of each of the Junior Lien Representatives and each holder of Junior Lien Obligations, hereby acknowledging and agreeing to turn over to the Parity Lien Representatives, for the Parity Lien Representatives and on behalf of the holders of the applicable Parity Lien Obligations, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the holders of Junior Lien Obligations.
ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
     SECTION 3.1 Undertaking of the Collateral Trustee.
          (a) Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Secured Parties:
          (1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;
          (2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
          (3) deliver and receive notices pursuant to the Security Documents;
          (4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;
          (5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;
          (6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1;
          (7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1; and
          (8) enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement, upon the incurrence of any Permitted Priority Debt by the Company or any Guarantor.

          (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.
          (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.
     SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:
          (a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;
          (b) as required by Article 4;
          (c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;
          (d) for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Parity Liens; or
          (e) for the subordination of the Liens on the Collateral securing the Secured Obligations to the Liens on the Collateral securing the Permitted Priority Debt Obligations to the extent required by the Intercreditor Agreement, or, if requested by the Company and if such request is accompanied by any Officer’s Certificate stating that such subordination is permitted pursuant to the terms of the Secured Debt Documents, to any other Permitted Prior Liens.
     In the event of any subordination to be undertaken pursuant to the foregoing clause (e), the Company will agree to deliver to the Collateral Trustee an Officer’s Certificate to the effect that such subordination complies with the terms of the Secured Debt Documents and the Security Documents.
     SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee will await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required

Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable to preserve and protect the value of the Collateral.
     SECTION 3.4 Application of Proceeds.
          (a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:
     FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;
     SECOND, to the respective Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);
     THIRD, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and
     FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Company or the applicable

Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.
     The foregoing order of application is subject to the seniority of any Permitted Priority Liens and any Permitted Priority Debt Obligations, as provided in the Intercreditor Agreement.
          (b) If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds in respect of any foreclosure, collection or other enforcement to which it was not entitled pursuant to the terms of Section 3.4(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, in trust for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Priority Lien. This Section 3.4(b) will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of, or the result of a realization upon, Collateral.
          (c) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Parity Liens and Junior Liens. The Company shall cause the Secured Debt Representative of each future Series of Secured Debt to deliver a Collateral Trust Joinder, including a Lien Sharing and Priority Confirmation, as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.
          (d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
     SECTION 3.5 Powers of the Collateral Trustee.
          (a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.
          (b) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.
     SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.
     SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.
     SECTION 3.8 Additional Secured Debt.
          (a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:
          (1) holds Secured Obligations that are identified as Parity Lien Debt or Junior Lien Debt in accordance with the procedures set forth in Section 3.8(b);
          (2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt; and
          (3) if Permitted Priority Debt Obligations are then in existence, signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), an Intercreditor Agreement Joinder and delivers the same to the Collateral Trustee (for further delivery to the Permitted Priority Lien Representative in accordance with the terms of the Intercreditor Agreement).
          (b) The Company will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt or the registered holder of Parity Lien Debt incurred by the Company or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating that:
          (1) the Company or such Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured by a Parity Lien Equally and Ratably with all previously existing and future Parity Lien Debt or (ii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien Equally and Ratably with all previously existing and future Junior Lien Debt;
          (2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7.

          (3) the Company and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and
          (4) the Company has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.
Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representative shall have the right to request that the Company shall provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the Company) provided to the holders of Additional Secured Debt or their Secured Debt Representatives as to the Additional Secured Debt being secured by a valid and perfected security interest. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.
     The Security Documents creating or evidencing the Parity Liens and the Junior Liens and Guarantees for the Parity Lien Obligations and the Junior Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder. So long as the Discharge of Parity Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Guarantor, the parties hereto agree that the Company shall not, and shall not permit any other Guarantor to grant or permit any additional Liens on any asset or property to secure any Junior Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Parity Lien Obligations.
ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GUARANTORS
     SECTION 4.1 Release of Liens on Collateral.
          (a) The Collateral Trustee’s Liens upon the Collateral will be released:
          (1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization in an account maintained by the Collateral Trustee (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents, provided the Company has delivered an

Officer’s Certificate to the Collateral Trustee certifying that the conditions described in this Section 4.1(a)(1) have been met and that such release of the Collateral does not violate the terms of the Secured Debt Documents or the Security Documents;
          (2) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of that Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that is not prohibited by the terms of any applicable Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of, provided, that, other than in connection with an Ordinary Course Activity, the Company has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such sale, transfer or other disposition does not violate the terms of the applicable Secured Debt Documents;
          (3) as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Parity Liens (or, at any time after the Discharge of Parity Lien Obligations, consent to the release of all Junior Liens) on such Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the Parity Lien Documents (or, at any time after the Discharge of Parity Lien Obligations, the requisite percentage or number of holders of each Series of Junior Lien Debt at the time outstanding as provided for in the Junior Lien Documents) and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of the Secured Debt Documents or the Security Documents; and
          (4) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that any such release does not violate the terms of the Secured Debt Documents or the Security Documents.
          (b) The Collateral Trustee agrees for the benefit of the Company and the Guarantors that if the Collateral Trustee at any time receives:
          (1) an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

               (2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;
then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or Guarantors on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.
     (c) The Collateral Trustee hereby agrees that:
               (1) in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and
               (2) within one Business Day of the receipt by it of any Officer’s Certificate in support of a release of Collateral pursuant to Section 4.1(a) or 4.1(b), the Collateral Trustee will deliver a copy of such Officer’s Certificate to each Junior Lien Representative.
     SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative, simultaneous with any delivery made to the Collateral Trustee pursuant to Section 4.1(b), a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.
     SECTION 4.3 Collateral Trustee not Required to Serve, File, Register or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Company or any Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Company or Guarantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.
     SECTION 4.4 Release of Liens in Respect of Secured Debt. The Collateral Trustee’s Liens upon the Collateral will no longer secure a particular Series of Secured Debt outstanding under documents governing such Series of Secured Debt or any other Obligations under the applicable Secured Debt, and the right of the holders of such Series of Secured Debt and such Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

     (a) upon satisfaction and discharge of all obligations under such Series of Secured Debt if the applicable Secured Debt Documents contain satisfaction and discharge provisions;
     (b) upon a legal defeasance or covenant defeasance of such Series of Secured Debt if the applicable Secured Debt Documents contain legal defeasance or covenant defeasance provisions and if such defeasance is effected in compliance with the provisions of such applicable Secured Debt Document;
     (c) upon payment in full and discharge of all amounts of such Series of Secured Debt outstanding under such governing documents and all Obligations that are outstanding, due and payable under the applicable Secured Debt Documents at the time the Series of Secured Debt is paid in full and discharged; or
     (d) in whole or in part, with the consent of the holders of the requisite percentage of the holders of such Series of Secured Debt in accordance with the amendment provisions of the applicable Secured Debt Documents, and upon delivery of instructions and any other documentation, in each case, as required by such applicable Secured Debt Documents, in a form satisfactory to the Collateral Trustee.
Promptly following the occurrence of any event described in this Section 4.4, the applicable Secured Debt Representative shall promptly provide written notice thereof to the Collateral Trustee.
ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE
     SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.
     SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.
     SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders (or as otherwise required under any Security Document), the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee, as determined by the Collateral Trustee in its sole discretion. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).
     SECTION 5.4 Solicitation of Instructions.
          (a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.
          (b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.
     SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.
     SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.
     SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the

Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.
     SECTION 5.8 Secured Debt Default. Except for its obligations under Section 3.3, the Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.
     SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, without limiting the effect of the provisions of this Article 5, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Obligations.
     SECTION 5.10 Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
     SECTION 5.11 Rights of the Collateral Trustee. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee, and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
     SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.
          (a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.
          (b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.
     SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:
     (1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;
     (2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and
     (3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.
     SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE
     SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
          (a) the Collateral Trustee may resign at any time by giving not less than 45 days’ notice of resignation to each Secured Debt Representative and the Company, provided that such notice period may be waived by each Secured Debt Representative and the Company; and
          (b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.
     SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders subject to the consent of the Company. If no successor Collateral Trustee has been so appointed and accepted such appointment within 45 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
     (1) authorized to exercise corporate trust powers;
     (2) having a combined capital and surplus of at least $100,000,000;
     (3) maintaining an office in New York, New York; and
     (4) that is not a Secured Debt Representative.
     The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.
     SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:
     (1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and
     (2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.
     SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company, each Parity Lien Representative and each Junior Lien Representative thereof in writing.
ARTICLE 7. MISCELLANEOUS PROVISIONS
     SECTION 7.1 Amendment.
          (a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:
          (1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of the Company’s or any Guarantor’s obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; or (iv) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under any Secured Debt Document of any Secured Party or the Collateral Trustee, will, in each case, become effective when executed and delivered by the Company or any other applicable Guarantor party thereto and the Collateral Trustee;
          (2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:
          (A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders or Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definitions of “Act of Required Debtholders”, “Required Parity Lien Debtholders” or “Required Junior Lien Debtholders”),

          (B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or
          (C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1, will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and
          (3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee, as determined by the Collateral Trustee in its sole discretion, or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.
          (b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):
          (1) any Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Parity Lien Documents; and
          (2) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Parity Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of holders of Junior Lien Debt is required pursuant to this Agreement, which will be governed by the provisions set forth above) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by the Company or any Guarantor or any holder of notes or other Junior Lien Obligations.
          (c) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company (which may be provided by internal counsel to the Company) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (subject to customary qualifications and assumptions).

          (d) The holders of Junior Lien Obligations and the Junior Lien Representatives agree that each Security Document that secures Junior Lien Obligations (but not also securing Parity Lien Obligations) will include language substantially to the effect of the following:
     “Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of June 5, 2009, among the Company, the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein) and Wilmington Trust FSB, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”
; provided, however, that if the jurisdiction in which any such Junior Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Lien Representatives and the Parity Lien Representatives agree, prior to such Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Lien Document is subject to the provisions of this Agreement.
          (e) Notwithstanding anything the contrary contained in this Agreement or any other Secured Debt Document, no amendment or supplement to the provisions of this Agreement that relate to the Intercreditor Agreement (including the form thereof, the agreement to be bound by the terms thereof or the direction to, or obligation of, the Collateral Trustee to enter into the Intercreditor Agreement in accordance with Article 7.24 hereof and otherwise take such actions as may be required of the Collateral Trustee as set forth therein) or the relative priority of the Parity Liens and the Junior Liens, on the one hand, and the Permitted Priority Liens, on the other hand, will be effective without the consent of the Permitted Priority Lien Representative or, at any time when no Permitted Priority Debt Obligations are in effect, the Company. This provision is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Permitted Priority Debt Obligations, each present and future Permitted Priority Lien Representative and, at any time that no Permitted Priority Debt Obligations are in effect, the Company.
     SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate outstanding principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement.

     SECTION 7.3 Further Assurances; Insurance.
          (a) The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.
          (b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations.
          (c) The Company and the Guarantors will:
          (1) keep their properties adequately insured at all times by financially sound and reputable insurers;
          (2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;
          (3) maintain such other insurance as may be required by law; and
          (4) maintain such other insurance as may be required by the Security Documents.
          (d) Upon the request of the Collateral Trustee, the Company and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.
          (e) All insurance policies required by Sections 7.3(c) (except for the insurance described in 7.3(c)(3)) above will:
          (1) provide that, with respect to third party liability insurance, the Secured Debt Representatives and holders of Secured Obligations, as a class, shall be named as additional insureds; and

          (2) name the Collateral Trustee as an additional insured and loss payee as its interests may appear.
          (f) Upon the request of the Collateral Trustee, the Company and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers. The Company and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the Guarantors and their respective Subsidiaries, all at the Company’s expense.
     SECTION 7.4 Perfection of Junior Trust Estate.
     Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as bailee of the holders of Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Parity Lien Obligations and the Parity Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as bailee for the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives.
     SECTION 7.5 Successors and Assigns.
          (a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
          (b) Neither the Company nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
     SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
     SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust FSB
c/o Wilmington Trust Company
1100 N. Market Street
Wilmington, Delaware 19890-1615
Attn.: Michael G. Oller, Jr. CCTS,
Assistant Vice President
Telephone: (302) 636-6410
Fax: (302) 636-4145

If to the Company or any Guarantor:	Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: General Counsel
Fax: (858) 882-6080

If to the Trustee:	Wilmington Trust FSB
c/o Wilmington Trust Company
1100 N. Market Street
Wilmington, Delaware 19890-1615
Attn.: Michael G. Oller, Jr. CCTS,
Assistant Vice President
Telephone: (302) 636-6410
Fax: (302) 636-4145
and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.
     All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, all notices and communications will be sent in the manner specified in the Secured Debt Documents applicable to such holder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     SECTION 7.8 Notice Following Discharge of Parity Lien Obligations . Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.
     SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.
     SECTION 7.10 Compensation; Expenses. The Company and the Guarantors jointly and severally agree to pay, promptly upon demand:
     (1) such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;
     (2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
     (3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any Guarantor;
     (4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, and search fees;
     (5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

     (6) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.
The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.
     SECTION 7.11 Indemnity.
          (a) The Company and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.
          (b) All amounts due under this Section 7.11 will be payable upon demand.
          (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Company and the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
          (d) Neither the Company nor any Guarantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
          (e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

     SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.
     SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
     SECTION 7.14 Obligations Secured. All obligations of the Company and the Guarantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.
     SECTION 7.15 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.
     SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, the Company and each Guarantor, for itself and in connection with its properties, irrevocably:
     (1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;
     (2) waives any defense of forum non conveniens;
     (3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;
     (4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
     (5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
     SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
     SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.
     SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.
     SECTION 7.20 Additional Guarantors. The Company will cause each Subsidiary that becomes a Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder within 30 days of the event causing such Subsidiary to become a Guarantor or to be required by a Secured Debt Document to become a party to this Agreement (as applicable), whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.20 are complied with.
     SECTION 7.21 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Parity Lien Obligations or Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Parity Lien Obligations is recovered from any holder of Parity Lien

Obligations or any Parity Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Priority Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Priority Lien.
     SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
     SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Company or any Guarantor or the Collateral Trustee hereunder.
     SECTION 7.24 Intercreditor Agreement. Upon the designation of any Indebtedness as “Permitted Priority Debt” in accordance with clause (1) of the definition of Permitted Priority Debt, each Secured Debt Representative and the Collateral Trustee, on behalf of the holders of the Parity Lien Obligations, the holders of Junior Lien Obligations and the Secured Debt Representatives, shall enter into the Intercreditor Agreement in substantially the form attached hereto as Exhibit D.
     Upon execution by the Collateral Trustee, the Intercreditor Agreement shall be binding on the Secured Debt Representatives and holders of Secured Obligations and each Secured Debt Representative, on behalf of the applicable holders of the Parity Lien Obligations or the Junior Lien Obligations, hereby directs the Collateral Trustee to take all actions required of it pursuant to the Intercreditor Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

CRICKET COMMUNICATIONS, INC.
By:	/s/ Robert J. Irving, Jr.
	Name:	Robert J. Irving, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

LEAP WIRELESS INTERNATIONAL, INC.
By:	/s/ Robert J. Irving, Jr.
	Name:	Robert J. Irving, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

CRICKET LICENSEE (REAUCTION), LLC CRICKET LICENSEE I, LLC CRICKET LICENSEE 2007, LLC
By:	/s/ Robert J. Irving, Jr.
	Name:	Robert J. Irving, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

WILMINGTON TRUST FSB, as Trustee under the Indenture
By:	/s/ Michael G. Oller
	Name:	Michael G. Oller
	Title:	Assistant Secretary and Assistant Vice President

WILMINGTON TRUST FSB, as Collateral Trustee
By:	/s/ Michael G. Oller
	Name:	Michael G. Oller
	Title:	Assistant Secretary and Assistant Vice President

EXHIBIT A
to Collateral Trust Agreement
FORM OF
ADDITIONAL SECURED DEBT DESIGNATION
     Reference is made to the Collateral Trust Agreement dated as of June 5, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Cricket Communications Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and Wilmington Trust FSB, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Parity Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.
     The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:
          (A) [insert name of the Company or Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Parity Lien Debt permitted by each applicable Secured Debt Document to be secured by a Parity Lien Equally and Ratably with all existing and future Parity Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien Equally and Ratably with all existing and future Junior Lien Debt];
          (B) The Additional Secured Debt is permitted to be incurred and secured Equally and Ratably by a [Parity Lien][Junior Lien] under each applicable Secured Debt Document;
          (C) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

          (D) The Company has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

A-1

     IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of                                         , 20          .

CRICKET COMMUNICATIONS INC.
By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

Wilmington Trust FSB, as Collateral Trustee
By:
Name:
Title:

By:
Name:
Title:

A-2

EXHIBIT B
to Collateral Trust Agreement
FORM OF
COLLATERAL TRUST JOINDER — ADDITIONAL DEBT
     Reference is made to the Collateral Trust Agreement dated as of June 5, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Cricket Communications Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and Wilmington Trust FSB, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Debt under the Collateral Trust Agreement.
     1. Joinder. The undersigned,                                         , a                            , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Secured Debt] hereby agrees to become party as [a Junior Lien Representative] [a Parity Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
     2. Lien Sharing and Priority Confirmation.
     [Option A: to be used if Additional Debt is Parity Lien Debt] The undersigned New Representative, on behalf of itself and each holder of such Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative, hereby agrees:
     (a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured Equally and Ratably by all Parity Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations Equally and Ratably;
     (b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens;
     (c) for the enforceable benefit of all holders of each existing and future Series of Permitted Priority Debt and Series of Parity Lien Debt and each existing and future Permitted Priority Lien Representative and Parity Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of the Intercreditor Agreement (whether now in existence or entered into in the future), including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens as set forth therein; and
     (d) that it consents to and directs the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents (including the Intercreditor Agreement). [or]
     [Option B: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of such Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative, hereby agrees:
     (a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations will be and are secured Equally and Ratably by all Junior Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations Equally and Ratably;
     (b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens;
     (c) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt, Series of Parity Lien Debt and Series of Permitted Priority Debt and each existing and future Junior Lien Representative, Parity Lien Representative and Permitted Priority Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of the Intercreditor Agreement (whether now in existence or entered into in the future), including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens as set forth therein; and
     (d) that it consents to and directs the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents (including the Intercreditor Agreement).
     3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                                         , 20          .

[insert name of the new representative]
By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

Wilmington Trust FSB, as Collateral Trustee
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C
to Collateral Trust Agreement
FORM OF
COLLATERAL TRUST JOINDER — ADDITIONAL GUARANTOR
     Reference is made to the Collateral Trust Agreement dated as of June 5, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Cricket Communications Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and Wilmington Trust FSB, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.
     1. Joinder. The undersigned,                                         , a                            , hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
     2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                                         , 20          .

[ ]
By:
Name:
Title:

C-1

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Guarantor:

Wilmington Trust FSB, as Collateral Trustee
By:
Name:
Title:

By:
Name:
Title:

C-2

EXHIBIT D
to Collateral Trust Agreement
Form of Intercreditor Agreement
[Separately Attached]

D-1

EXHIBIT D TO
COLLATERAL TRUST AGREEMENT
FORM OF
INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of [                    ], 20[     ], and entered into by and among Cricket Communications, Inc., a Delaware corporation (the “Company”), Leap Wireless International, Inc., a Delaware corporation (“Leap”), certain subsidiaries of the Company (the “Subsidiary Guarantors” and together with Leap, the “Guarantors”), [                    ], in its capacity as [                    ] for the Priority Lien Claimholders (including its successors and assigns in such capacity from time to time, the “Priority Lien Representative”), Wilmington Trust FSB, in its capacity as Collateral Trustee under the Collateral Trust Agreement for the Secured Debt Representatives and the Secured Debt Claimholders (including its successors and assigns in such capacity from time to time, the “Collateral Trustee”), and each Secured Debt Representative. As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Secured Debt Representatives, Secured Debt Claimholders and Priority Lien Claimholders, as well as the Priority Lien Representative and the Collateral Trustee. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.
RECITALS
          The Company, the [                    ] and [                    ]1, have entered into a [                         ]2 dated as of the date hereof providing for [                         ]3 (as amended, restated, supplemented, modified, renewed, extended or refinanced from time to time, the “Priority Lien Agreement”).
          The Company has issued prior to the date hereof senior secured notes in the aggregate principal amount of $1,100,000,000 (including any additional notes that may be issued under the Indenture from time to time and any exchange notes issued with respect to such notes and additional notes, the “Notes”) pursuant to an indenture (the “Indenture”) dated as of June 3, 2009 among the Company, the Guarantors and Wilmington Trust FSB, as trustee (in such capacity and including its successors and assigns in such capacity from time to time, the “Indenture Trustee”).
          [                    ]4
          Additionally, the Company may from time to time enter into other series of secured indebtedness as contemplated by the Collateral Trust Agreement and permitted by the Priority Lien Documents and Secured Debt Documents.

[1]	Describe Parties to Priority Lien Agreement.

[2]	Describe Priority Lien Agreement.

[3]	Describe debt issued pursuant to Priority Lien Agreement

[4]	Describe other Secured Debt Obligations issued or incurred as of the date of this Agreement, if any.

          The obligations of the Company and the Guarantors to (i) the Priority Lien Representative and Priority Lien Claimholders and (ii) the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders are each secured by Liens on certain of the assets of the Company and the Guarantors.
          The Company, the Guarantors, the Collateral Trustee, the Indenture Trustee and [                    ]5 have entered into that certain Collateral Trust Agreement dated as of June 3, 2009 (as amended, restated, supplemented, modified, renewed, extended or refinanced from time to time, the “Collateral Trust Agreement”) pursuant to which the Secured Debt Representatives on behalf of the Secured Debt Claimholders have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in the Collateral Trust Agreement.
          As a condition to the closing of the Priority Lien Agreement, each of the Priority Lien Representatives and the Priority Lien Claimholders, on the one hand, and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
          In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          I. DEFINITIONS.
          1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Agreement” means this Intercreditor Agreement, as amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
          “Cap Amount” has the meaning assigned to that term within the definition of “Priority Lien Obligations.”

[5]	Insert other Secured Debt Representatives party to the Collateral Trust Agreement as of the date of this Agreement.

          “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both Secured Debt Collateral and Priority Lien Collateral.
          “Collateral Trust Agreement” has the meaning assigned to that term in the recitals to this Agreement.
          “Collateral Trustee” has the meaning assigned to that term in the preamble to this Agreement.
          “Company” has the meaning assigned to that term in the preamble to this Agreement.
          “DIP Financing” has the meaning assigned to that term in Section 6.1.
          “Discharge of Priority Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
          (1) termination or expiration of all commitments, if any, to extend credit that would constitute Priority Lien Obligations;
          (2) payment in full in cash of the principal of, and interest and premium, if any on all Priority Lien Obligations (other than any undrawn letters of credit);
          (3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all letters of credit issued under the Priority Lien Documents and constituting Priority Lien Obligations; and
          (4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time such principal and interest are paid (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
          “Disposition” has the meaning assigned to that term in Section 5.1(b).
          “Duplicative UCC Financing Statements” means UCC financing statements (including fixture filings) to be filed in the official records of the applicable jurisdictions, each such UCC financing statement (including each fixture filing) to be identical to a corresponding Original UCC Financing Statement.
          “Grantors” means the Company, each Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Priority Lien Document or a Secured Debt Document as a grantor of a security interest (or the equivalent thereof).
          “Guarantor” has the meaning set forth in the preamble to this Agreement.

          “Hedging Obligations” means, with respect to any specified Person, the net obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rate.
          “Indenture Trustee” has the meaning assigned to that term in the recitals to this Agreement.
          “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against the Company or any other Grantor under Title 11, U.S. Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
          “Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statues) of any jurisdiction.
          “Lien Sharing and Priority Confirmation” has the meaning assigned to that term in the Collateral Trust Agreement.
          “New Agent” has the meaning assigned to that term in Section 5.5.
          “Notes” has the meaning assigned to that term in the recitals to this Agreement.
          “Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Priority Lien Claimholders, the Secured Debt Claimholders or any of them or their respective Affiliates, in each case under the Priority Lien Documents or the Secured Debt Documents, as the case may be, whether for principal (including reimbursement obligations with respect to letters of credit whether drawn or not drawn), interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages, payments for early termination of Hedging Obligations, Post-Petition Interest or otherwise and all guaranties of any of the foregoing.
          “Original UCC Financing Statements” means, at any time of determination, all UCC financing statements (including fixture filings) filed in the official records of the applicable jurisdictions naming the Collateral Trustee, on behalf of the applicable Secured Debt Representatives and Secured Debt Claimholders, as secured party, in order to perfect the Liens granted under the Secured Debt Documents.
          “Original UCC Financing Statement Termination Conditions” means that (a) during the period from the filing of any Duplicative UCC Financing Statements pursuant to Section 8.19 through and including the date that is 91 days after the filing of such Duplicative UCC Financing Statements, no Insolvency or Liquidation Proceeding shall have occurred, (b) the Company shall have certified to the Collateral Trustee in writing, attaching search reports in all of the filing jurisdictions, that there are no Liens on the Secured Debt Collateral other than Liens permitted under the Secured Debt Documents and that no UCC financing statements (including fixture filings) with respect to the Secured Debt Collateral (other than those related to Secured Debt Obligations) have been filed in the applicable public records covering the Secured Debt Collateral other than Permitted Prior Liens (as defined in the Indenture) and (c) the Collateral Trustee shall have received an opinion of counsel for the Company as to the perfection of its liens by means of the filing of Duplicative UCC Financing Statements, in substantially the form delivered in respect of the Original UCC Financing Statements at the closing in respect of the Notes.
          “Parity Debt Claimholders” means, at any relevant time, the holders of Parity Lien Obligations (as defined under the Collateral Trust Agreement) at that time, including any agents or trustees under the Parity Lien Documents (as defined in the Collateral Trust Agreement).
          “Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Priority Lien Documents or the Secured Debt Documents, as the case may be, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
          “Pledged Collateral” has the meaning set forth in Section 5.4(b).
          “Priority Lien Agreement” has the meaning assigned to that term in the recitals to this Agreement.
          “Priority Lien Claimholders” means, at any relevant time, the holders of Priority Lien Obligations at that time, including any agents or trustees under the Priority Lien Documents.
          “Priority Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Priority Lien Obligations.

          “Priority Lien Documents” means the Priority Lien Agreement and the other [“Credit Documents” (as defined in the Priority Lien Agreement)]6 and each of the other agreements, documents and instruments providing for or evidencing any other Priority Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Priority Lien Obligations, including any security agreements, pledge agreements, collateral assignments, control agreements or other grants or transfers for security executed by any Grantor as security for the Priority Lien Obligations, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “Priority Lien Obligations” means all Obligations outstanding under the Priority Lien Agreement and the other Priority Lien Documents and all Hedging Obligations of any Grantor incurred to hedge or manage interest rate risk with respect to Priority Lien Obligations; provided, that pursuant to the terms of the Priority Lien Documents, such Hedging Obligations are secured by a Lien on all of the assets and properties that secure the Priority Lien Obligations in respect of which such Hedging Obligations are incurred. Notwithstanding the foregoing, if the sum of: (1) indebtedness for borrowed money constituting principal outstanding under the Priority Lien Agreement and the other Priority Lien Documents; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the Priority Lien Agreement, is in excess of $300,000,000 in the aggregate (the “Cap Amount”), then only that portion of such indebtedness and such aggregate face amount of letters of credit up to and equal to such amount shall be included in Priority Lien Obligations.
          “Priority Lien Representative” has the meaning assigned to that term in the preamble to this Agreement.
          “Recovery” has the meaning set forth in Section 6.4.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Secured Debt Claimholders” means, at any relevant time, the holders of Secured Debt Obligations at that time, including any agents or trustees under the Secured Debt Documents.
          “Secured Debt Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Secured Debt Obligations.
          “Secured Debt Default” means any event or condition which, under the terms of any Secured Debt Document governing any Series of Secured Debt causes, or permits holders of Secured Debt Obligations outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt Obligations outstanding thereunder to become immediately due and payable.

[6]	Conform to appropriate terminology used in the Priority Lien Agreement.

          “Secured Debt Documents” means the Collateral Trust Agreement, the Parity Lien Documents and the Junior Lien Documents referred to in the Collateral Trust Agreement from time to time and each of the other agreements, documents and instruments providing for or evidencing any other Secured Debt Obligation, and any other document or instrument executed or delivered at any time in connection with any Secured Debt Obligations, including any security agreements, pledge agreements, collateral assignments, control agreements or other grants or transfers for security executed by any Grantor as security for the Secured Debt Obligations, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “Secured Debt Obligations” means all Obligations outstanding under the Secured Debt Documents, and all Hedging Obligations of any Grantor incurred to hedge or manage interest rate risk with respect to Secured Lien Obligations; provided, that pursuant to the terms of the Secured Debt Documents, such Hedging Obligations are secured by a Lien on all of the assets and properties that secure the Secured Lien Obligations in respect of which such Hedging Obligations are incurred.
          “Secured Debt Representative” means each Junior Lien Representative or Parity Lien Representative referred to in the Collateral Trust Agreement.
          “Series of Secured Debt” means, severally, each issue or series of Secured Debt Obligations for which a single transfer register is maintained.
          “Standstill Period” has the meaning set forth in Section 3.1(a).
          “Subsidiary Guarantors” has the meaning assigned to that term in the preamble of this Agreement.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
          1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
          (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, restated, supplemented, modified, renewed, extended or refinanced from time to time;
          (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

          (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
          (d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and
          (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Collateral Trust Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on June 5, 2009; provided, that any reference to any such section, clause, paragraph, definition or other provision shall refer to such section, clause, paragraph, definition or other provision of the Collateral Trust Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Collateral Trust Agreement and (2) approved in writing by the Priority Lien Representative. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Collateral Trust Agreement, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full.
          II. LIEN PRIORITIES.
          2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Debt Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Priority Lien Documents or the Secured Debt Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, the Liens securing the Priority Lien Obligations or Secured Debt Obligations or any other circumstance whatsoever, the Collateral Trustee, on behalf of itself, the Secured Debt and the Secured Debt Claimholders, hereby agrees that:
          (a) any Lien on the Collateral securing any Priority Lien Obligations now or hereafter held by or on behalf of the Priority Lien Representative or any Priority Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Secured Debt Obligations; and
          (b) any Lien on the Collateral securing any Secured Debt Obligations now or hereafter held by or on behalf of the Collateral Trustee, any Secured Debt Representative or Secured Debt Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Priority Lien Obligations. All Liens on the Collateral securing any Priority Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Secured Debt Obligations for all purposes, whether or not such Liens securing any Priority Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.
          2.2 Prohibition on Contesting Liens. Each of the Collateral Trustee, for itself and on behalf of each Secured Debt Representative and Secured Debt Claimholder, and the Priority Lien Representative, for itself and on behalf of each Priority Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the Priority Lien Claimholders in the Collateral or by or on behalf of any of the Secured Debt Claimholders in the Secured Debt Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Priority Lien Representative or any Priority Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Priority Lien Obligations as provided in Sections 2.1 and 3.1.
          2.3 No New Liens. So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:
          (a) grant or permit any additional Liens on any asset or property to secure any Secured Debt Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Priority Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; or
          (b) grant or permit any additional Liens on any asset or property to secure any Priority Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Secured Debt Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof;.
To the extent that the foregoing provision is not complied with for any reason, without limiting any other rights and remedies available to the Priority Lien Representative and/or the Priority Lien Claimholders, the Collateral Trustee, on behalf of Secured Debt Representatives and Secured Debt Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
          2.4 Similar Liens. The parties hereto agree that it is their intention that the Priority Lien Collateral and the Secured Debt Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement that, upon request by the Priority Lien Representative or the Collateral Trustee on behalf of any Secured Debt Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Priority Lien Collateral and the Secured Debt Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Secured Debt Documents.
          2.5 Collateral Trust Agreement: The Collateral Trustee agrees, on behalf of itself, each Secured Debt Representative and each Secured Debt Claimholder, that the provisions of the Collateral Trust Agreement shall govern the rights and obligations of the Secured Debt Representatives and the Secured Debt Claimholders as among themselves, notwithstanding anything in this Agreement to the contrary.
          III. ENFORCEMENT.
          3.1 Exercise of Remedies — Restrictions on Collateral Trustee, Secured Debt Representatives and Secured Debt Claimholders.
          (a) Until the Discharge of Priority Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee agrees, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, that neither the Collateral Trustee nor any Secured Debt Representative or Secured Debt Claimholder:
(1) will exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Collateral Trustee or any Secured Representative or Secured Debt Claimholder may exercise any or all such rights or remedies (to the extent permitted under the Collateral Trust Agreement) after a period of at least 180 days has elapsed since the date on which the Priority Lien Representative received notice from the Collateral Trustee that (i) Secured Debt Defaults have occurred and are then continuing with respect to one or more Series of Secured Debt that could, taken as a whole, unilaterally direct the Collateral Agent to exercise any rights or remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies by the requisite Secured Debt Claimholders in accordance with the Collateral Trust Agreement and (ii) each such Series of Secured Debt has accelerated and demanded the repayment of all the principal amount of the Secured Debt Obligations related to such Series of Secured Debt in accordance with the applicable Secured Debt Documents (the “Standstill Period”);
(2) will exercise any rights or remedies with respect to the Collateral if the Priority Lien Representative or Priority Lien Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Collateral Trustee and this clause (2) to apply notwithstanding the expiration of the Standstill Period or the prior commencement of such exercise by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder);

(3) will contest, protest or object to any foreclosure proceeding or action brought by the Priority Lien Representative or any Priority Lien Claimholder or any other exercise by the Priority Lien Representative or any Priority Lien Claimholder of any rights and remedies relating to the Collateral, whether under the Priority Lien Documents or otherwise; and
(4) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will object to the forbearance by the Priority Lien Representative or the Priority Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, provided in each case with respect to clause (1), (2), (3) and (4) above, the Liens granted to secure the Secured Debt Obligations of the Secured Debt Claimholders shall attach to any proceeds resulting from actions taken by the Priority Lien Collateral Agent or any Priority Lien Claimholder in accordance with this Agreement, subject to the relative priorities described in Section 2.
          (b) Until the Discharge of Priority Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Sections 3.1(a) and (c) and Section 6.3(b)(1), the Priority Lien Representative and the Priority Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions, in each case with respect to the Collateral, without any consultation with or the consent of the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder; provided, however, that the Lien securing the Secured Debt Obligations shall remain on the proceeds (other than those properly applied to the Priority Lien Obligations) of such Collateral released or disposed of, subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the Priority Lien Representative and the Priority Lien Claimholders may enforce the provisions of the applicable Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
          (c) Notwithstanding the foregoing, the Collateral Trustee, any Secured Debt Representative and any Secured Debt Claimholder may:
(1) file a claim or statement of interest with respect to the Secured Debt Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;
(2) take any action (not adverse to the priority status of the Liens on the Collateral securing the Priority Lien Obligations, or the rights of the Priority Lien Representative or any Priority Lien Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral;
(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Collateral Trustee, the Secured Debt Representative or the Secured Debt Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;
(4) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Secured Debt Obligations and the Collateral;
(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a); and
(7) make a cash bid on all or any portion of the Collateral in any foreclosure proceeding or action.
          The Collateral Trustee, on behalf itself and each Secured Debt Representative and Secured Debt Claimholder, agrees that none of them will take or receive any Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Priority Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b)(1) and this Section 3.1(c), the sole right of the Collateral Trustee and any Secured Debt Representative or Secured Debt Claimholder with respect to the Collateral is to hold a Lien on the Collateral pursuant to the applicable Secured Debt Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Priority Lien Obligations has occurred.
          (d) Subject to Sections 3.1(a) and (c) and Section 6.3(b)(1):
(1) the Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, agrees that none of them will take any action that would hinder any exercise of remedies under the Priority Lien Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of any Collateral, whether by foreclosure or otherwise;
(2) the Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, hereby waives any and all rights the Collateral Trustee, the Secured Debt Representatives and the respective Secured Debt Claimholders, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the Priority Lien Representative or the Priority Lien Claimholders seek to enforce or collect the Priority Lien Obligations or the Liens securing the Priority Lien Obligations granted in any of the Priority Lien Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Priority Lien Representative or Priority Lien Claimholders is adverse to the interests of the Secured Debt Claimholders; and
(3) the Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Secured Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Priority Lien Representative or the Priority Lien Claimholders with respect to the enforcement of the Liens on the Collateral as set forth in this Agreement and the Priority Lien Documents.
          (e) Except as otherwise specifically set forth in Sections 3.1(a) and (d) and 3.4, and subject, as among themselves, to the provisions of the Collateral Trust Agreement, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Secured Debt Obligations in accordance with the terms of the Secured Debt Documents and applicable law; provided, however, that in the event that the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Secured Debt Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the other Liens securing the Secured Debt Obligations are subject to this Agreement.
          (f) Nothing in this Agreement shall prohibit the receipt by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder of the required payments of interest, principal and other amounts owed in respect of the Secured Debt Obligations, so long as such receipt is not the direct or indirect result of the exercise by Collateral Trustee or any Secured Debt Representative or Secured Debt Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Priority Lien Representative or the Priority Lien Claimholders may have against the Grantors under the Priority Lien Documents.
          3.2 Actions Upon Breach. Each of the Priority Lien Representative and the Collateral Trustee may demand specific performance of this Agreement. The Priority Lien Representative, on behalf of itself, the Secured Debt Representatives and the Priority Lien Claimholders, and the Collateral Trustee, on behalf of itself and the Secured Debt Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Priority Lien Representative or the Priority Lien Claimholders, on the one hand, or the Collateral Trustee or the Secured Debt Claimholders, on the other hand.

          IV. PAYMENTS.
          4.1 Application of Proceeds. So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, all Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Priority Lien Representative or Priority Lien Claimholders, shall be applied by the Priority Lien Representative to the Priority Lien Obligations in such order as specified in the relevant Priority Lien Documents. Upon the Discharge of Priority Lien Obligations, the Priority Lien Representative shall deliver to the Collateral Trustee any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Collateral Trustee or any Secured Debt Representative in such order as specified in the Collateral Trust Agreement.
          4.2 Payments Over in Violation of Agreement.
          (a) So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof received by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder in connection with the exercise of any right or remedy (including set-off or recoupment) in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Priority Lien Representative in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Priority Lien Representative is hereby authorized to make any such endorsements as agent for the Collateral Trustee, the Secured Debt Representative or the applicable Secured Debt Claimholder. This authorization is coupled with an interest and is irrevocable until both the Discharge of Priority Lien Obligations has occurred.
          (b) So long as the Discharge of Priority Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Collateral Trustee or any Secured Debt Representative or Secured Debt Claimholder shall receive any distribution of money or other property in respect of the Collateral, such money or other property shall be segregated and held in trust and forthwith paid over to the Priority Lien Representative for the benefit of the Priority Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Collateral Trustee or any Secured Debt Representative or Secured Debt Claimholder in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.
          4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by the Priority Lien Representative or the Priority Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the Priority Lien Obligations to the extent provided for in the Priority Lien Documents.

          V. OTHER AGREEMENTS.
          5.1 Releases.
          (a) If in connection with the exercise of the Priority Lien Representative’s and Priority Lien Claimholders’ remedies in respect of any Collateral, the Priority Lien Representative, for itself or on behalf of any of the Priority Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Guarantor from its obligations under its guaranty of the Priority Lien Obligations in connection with the sale of the stock, or substantially all of the assets, of such Guarantor, then the Liens, if any, of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on such Collateral, and the obligations of such Guarantor under its guaranties of the Secured Debt Obligations, shall be automatically, unconditionally and simultaneously released. The Collateral Trustee, for itself on behalf of the Secured Debt Representatives and Secured Debt Claimholders, promptly shall execute and deliver to the Priority Lien Representative or such Grantor such termination statements, releases and other documents as the Priority Lien Representative or such Grantor may request to effectively confirm such release.
          (b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of the Priority Lien Documents and the Secured Debt Documents (other than in connection with the exercise of the Priority Lien Representative’s remedies in respect of Collateral which shall be governed by Section 5.1(a) above), the Priority Lien Representative, for itself and/or on behalf of any of the Priority Lien Claimholders releases any Guarantor from its obligations under its guaranty of the Priority Lien Obligations in connection with the sale of the stock, or substantially all of the assets of, such Guarantor or releases its Liens on any part of the Collateral, in each case other than (A) in connection with the Discharge of Priority Lien Obligations (in which case the Lien of the Collateral Trustee shall attach to proceeds of any Collateral as set forth in Section 3.1(b)) and (B) after the occurrence and during the continuance of a Secured Debt Default in respect any Series of Secured Debt Obligations, then the Liens, if any, of the Collateral Trustee and each Secured Debt Representative and Secured Debt Claimholder on such Collateral shall be automatically, unconditionally and simultaneously released. The Collateral Trustee, for itself and/or on behalf of any Secured Debt Representative or Secured Debt Claimholder, promptly shall execute and deliver to the Priority Lien Representative or such Grantor such termination statements, releases and other documents as the Priority Lien Representative or such Grantor may request to effectively confirm such release.
          (c) Until the Discharge of Priority Lien Obligations has occurred, the Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, hereby irrevocably constitutes and appoints the Priority Lien Representative and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Trustee and each Secured Debt Representative and Secured Debt Claimholder, whether in the Priority Lien Representative’s name or, at the option of the Priority Lien Representative, in the Collateral Trustee’s, any Secured Debt Representative’s or any Secured Debt Claimholder’s own name, from time to time in the Priority Lien Representative’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (d) Until the Discharge of Priority Lien Obligations occurs, to the extent that the Priority Lien Collateral Agent or the Priority Lien Claimholders (i) have released any Lien on Collateral or any Guarantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new Liens or additional guarantees from any Guarantor, then the Secured Debt Collateral Agent, for itself and for the Secured Debt Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.
          (e) In the event that the principal amount of funded Priority Lien Obligations plus the aggregate face amount of letters of credit, if any, issued under the Priority Lien Credit Agreement and not reimbursed plus the aggregate principal amount of unfunded commitments under the Priority Lien Credit Agreement (collectively, the “Priority Lien Obligations Amount”), at any date of determination no longer constitute at least $125,000,000, then any agreement provided for in Sections 3.1 (a), (b) and (c) and 5.1(a) and (b) (except for releases given in connection with a Disposition permitted under the Priority Lien Loan Documents and the Secured Debt Loan Documents) shall require an Act of Secured Debtholders under and as defined in the Collateral Trust Agreement, and the provisions of Article VI shall no longer be effective.
          5.2 Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Priority Lien Documents, (i) the Priority Lien Representative and the Priority Lien Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral and to the extent required by the Priority Lien Documents shall be paid to the Priority Lien Representative for the benefit of the Priority Lien Claimholders pursuant to the terms of the Priority Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Priority Lien Obligations are outstanding, and subject to the rights of the Guarantors under the Secured Debt Documents, to the Collateral Trustee for the benefit of the Secured Debt Claimholders to the extent required under the Secured Debt Documents and then, to the extent no Secured Debt Obligations are outstanding, as may be required under the Collateral Trust Agreement or applicable law, and (iii) if the Collateral Trustee or any Secured Debt Representative or any Secured Debt Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Priority Lien Representative in accordance with the terms of Section 4.2.

          5.3 Amendments to Priority Lien Documents and Secured Debt Documents; Refinancing. The Priority Lien Documents and Secured Debt Documents may be amended, supplemented or otherwise modified in accordance with their terms and, in the case of the Secured Debt Documents, the terms of the Collateral Trust Agreement, and the Priority Lien Obligations and Secured Debt Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the amendment or Refinancing transaction under any Priority Lien Document or any Secured Debt Document) of the Priority Lien Representative, the Priority Lien Claimholders, the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that (i) in the case of a Refinancing of the Priority Lien Obligations, the holders of such Refinancing debt (or an agent or trustee on their behalf) bind themselves to the terms of this Agreement by execution of an Intercreditor Agreement Joinder and (ii) in the case of a Refinancing of the Secured Debt Obligations, the holders of such Refinancing debt (or an agent or trustee on their behalf) bind themselves to the terms of this agreement by the execution of an Intercreditor Agreement Joinder and a joinder agreement to the Collateral Trust Agreement in form and substance reasonably satisfactory to the Priority Lien Representative evidencing such Person’s acknowledgment and agreement to be bound by the terms hereof. The Company shall require that any Secured Debt Documents executed in connection with a Refinancing of Secured Debt Obligations contain include a Lien Sharing and Priority Confirmation.
          5.4 Gratuitous Bailee for Perfection.
          (a) From and after the date of this Agreement, until the Discharge of the Priority Lien Obligations has occurred, the Priority Lien Representative shall possess or otherwise control the Pledged Collateral in order to perfect its Lien thereon on a first priority basis under the UCC. In furtherance of the foregoing, the Collateral Trustee, on behalf of the Secured Debt Representatives and the Secured Debt Claimholders, agrees that each of them shall take such actions and execute and deliver such documents, agreements and endorsements (including any amendments to existing documents and agreements) as may be requested in the reasonable discretion of the Priority Lien Representative in order that the Priority Lien Representative may obtain possession or control of the Pledged Collateral on a first priority basis.
          (b) The Priority Lien Representative agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Priority Lien Claimholders and as gratuitous bailee for the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and an assignee solely for the purpose of perfecting the security interest granted under the Priority Lien Documents and the Secured Debt Documents, as applicable, subject to the terms and conditions of this Section 5.4. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Priority Lien Representative, the Priority Lien Representative agrees to also hold control over such deposit accounts as gratuitous agent and gratuitous bailee for the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, subject to the terms and conditions of this Section 5.4.
          (c) No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the Priority Lien Representative under this Section 5.4 shall be limited solely to holding the Pledged Collateral as gratuitous bailee (and with respect to deposit accounts, gratuitous agent) in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Priority Lien Obligations, as provided in paragraph (e) below.
          (d) The Priority Lien Representative shall not have by reason of the Priority Lien Documents, the Secured Debt Documents, this Agreement or any other document a fiduciary relationship in respect of any Priority Lien Claimholder, the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder, and the Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, hereby waives and releases the Priority Lien Representative from all claims and liabilities arising pursuant to the Priority Lien Representative’s role under this Section 5.4 as gratuitous bailee and gratuitous agent with respect to the Collateral, except claims and liabilities arising from (i) the Priority Lien Representative’s gross negligence or willful misconduct or (ii) the Priority Lien Representative’s failure to comply with the provisions of Section 2.4 and Section 5.4(e). It is understood and agreed that the interests of the Priority Lien Representative, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may differ and the Priority Lien Representative shall be fully entitled to act in its own interest without taking into account the interests of the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders.
          (e) Upon the Discharge of Priority Lien Obligations the Priority Lien Representative shall, at the expense of the Company, deliver the remaining Pledged Collateral (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the Collateral Trustee to the extent the Secured Debt Obligations which are Secured by such Pledged Collateral remain outstanding, and second, to the Company or as may otherwise be required by law or judicial order (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Priority Lien Representative, at the expense of the Company, further agrees to take all other action reasonably requested by the Collateral Trustee acting on behalf of the Secured Debt Claimholders in connection with the Collateral Trustee obtaining for the benefit of the Secured Debt Claimholders a first priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
          (f) Subject to the terms of this Agreement, so long as the Discharge of Priority Lien Obligations has not occurred, the Priority Lien Representative shall be entitled to deal with the Pledged Collateral or other Collateral within its “control” in accordance with the terms of this Agreement and other Priority Lien Documents as if the Liens (if any) of the Collateral Trustee, the Secured Debt Representatives and Secured Debt Claimholders in such Collateral did not exist.

          5.5 When Discharge of Priority Lien Obligations Deemed to Not Have Occurred; Refinancing of Priority Lien Obligations.
          (a) If, concurrently with the Discharge of Priority Lien Obligations, the Company enters into any Refinancing thereof, which Refinancing is permitted by the Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement and, from and after the date on which a notice is delivered to the Collateral Trustee in accordance with clause (b) of this Section 5.5, the obligations under such Refinancing shall automatically be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Priority Lien Representative under such new Priority Lien Documents shall be the Priority Lien Representative for all purposes of this Agreement.
          (b) Upon the Collateral Trustee’s receipt of a notice from the New Agent (as defined below) and the Company stating that the Company has entered into new Priority Lien Documents (which notice shall provide the identity of the new agent for such facility, such agent, the “New Agent”), such New Agent shall automatically be treated as the Priority Lien Representative for all purposes of this Agreement. The Priority Lien Representative and the Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral in order to perfect its Lien thereon on a first priority basis under the UCC). The New Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the Collateral Trustee to be bound by the terms of this Agreement. If the new Priority Lien Obligations under the new Priority Lien Documents are secured by assets of the Guarantors constituting Collateral that do not also secure the Secured Debt Obligations, then the Secured Debt Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Priority Lien Collateral Documents governing such new Priority Lien Debt and this Agreement.
          5.6 Successor Agents. If any successor Priority Lien Representative or successor Collateral Trustee is elected or appointed pursuant to the terms of the Priority Lien Documents or the Secured Debt Documents, as applicable, then such successor Priority Lien Representative or successor Collateral Trustee, as applicable, shall automatically be treated as the Priority Lien Representative or Collateral Trustee, as applicable, for all purposes of this Agreement. The successor Priority Lien Representative or successor Collateral Trustee, as applicable, shall enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company, the existing Priority Lien Representative or the existing Collateral Trustee shall reasonably request in order to provide to the successor Priority Lien Representative or successor Collateral Trustee, as applicable, the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The successor Priority Lien Representative or successor Collateral Trustee, as applicable, shall agree pursuant to the Intercreditor Agreement Joinder addressed to the existing Priority Lien

Representative or existing Collateral Trustee, as applicable, to be bound by the terms of this Agreement.
          5.7 Purchase Right. Without prejudice to the enforcement of the Priority Lien Representative’s and the Priority Lien Claimholders’ remedies, the Priority Lien Claimholders agree that at any time during the period of 90 Business Days following the earliest of (a) an acceleration of the Priority Lien Obligations, (b) a payment event of default in respect of the Priority Lien Obligations that has occurred and continued for a period of 60 days or more and (c) the commencement of any Insolvency or Liquidation Proceeding, the Secured Debt Claimholders or the percentage of any Series of them required to take action under the relevant Secured Debt Documents shall have the option to purchase, and the Priority Lien Claimholders hereby irrevocably agree to offer to the Parity Lien Claimholders during such period, the entire aggregate amount of outstanding Priority Lien Obligations (including unfunded commitments under the Priority Lien Agreement) at par plus accrued interest plus out-of-pocket expenses that at such time are accrued and unpaid but would be, under the terms of the relevant Priority Debt Document, reimbursable by the Company, without warranty or representation or recourse, on a pro rata basis across Parity Lien Claimholders. If the Parity Debt Claimholders shall exercise such option within ninety (90) Business Days following the first event giving rise thereto, the parties shall endeavor to close promptly thereafter. If the Parity Lien Claimholders elect to exercise their option pursuant to this Section 5.7, it shall be exercised pursuant to documentation mutually acceptable to each of the Priority Lien Representative and the applicable Secured Debt Representatives. If the Parity Lien Claimholders do not exercise such option within the required timeframe, the Priority Lien Claimholders shall have no further obligations pursuant to this Section 5.7.
          VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.
          6.1 Finance and Sale Issues. Until the Discharge of Priority Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Priority Lien Representative shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which a Lien has been granted to the Priority Lien Representative pursuant to the Priority Lien Documents or to permit the Company or any other Grantor to obtain financing, whether from the Priority Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, agrees that neither the Collateral Trustee nor any Secured Debt Representative or any Secured Debt Claimholder will raise any objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Priority Lien Obligations plus the aggregate face amount of any letters of credit issued and not reimbursed under the Priority Lien Agreement does not exceed $360,000,000, (ii) the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Collateral, and (iii) the terms of the DIP Financing (a) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP

Financing documentation or a related document and (b) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens on the Collateral are subordinated to or pari passu with such DIP Financing, the Collateral Trustee and each Secured Debt Representative and Secured Debt Claimholder will subordinate any Liens in the Collateral to the Liens securing such DIP Financing which meets the requirements of clauses (i) through (iii) above (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Priority Lien Representative or to the extent permitted by Section 6.3).
          6.2 Relief from the Automatic Stay. Until the Discharge of Priority Lien Obligations has occurred, the Collateral Trustee on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Representative, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.
          6.3 Adequate Protection.
          (a) The Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholders, agrees that none of them shall contest (or support any other Person contesting):
(1) any request by the Priority Lien Representative or any Primary Lien Claimholders for adequate protection with respect to the Collateral; or
(2) any objection by the Priority Lien Representative or any Primary Lien Claimholders to any motion, relief, action or proceeding based on the Priority Lien Representative or the Priority Lien Claimholders claiming a lack of adequate protection with respect to the Collateral.
          (b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:
          (1) if the Priority Lien Claimholders (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Collateral) in connection with any Cash Collateral use or DIP Financing, then the Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, may seek or request adequate protection with respect to their interests in such Collateral in the form of a Lien (which shall be subject to the provisions of the Collateral Trust Agreement, including with respect to matters of ranking and the order of application of the proceeds from the enforcement of such Lien as between Secured Debt Claimholders) on such additional collateral, which Lien will be subordinated to the Liens securing the Priority Lien Obligations and such Cash Collateral use or DIP Financing

(and all Obligations relating thereto) on the same basis as the other Liens of the Collateral Trustee on Collateral; and
          (2) if the Collateral Trustee, on behalf of the Secured Debt Representatives and the Secured Debt Claimholders, seeks or requests adequate protection in respect of Secured Debt Obligations and such adequate protection is granted in the form of additional collateral or replacement Liens on the Collateral, such adequate protection shall be permitted only so long as adequate protection for the Priority Lien Obligations, the Priority Lien Representative, on behalf of the Priority Lien Claimholders, is also granted a senior Lien on such additional collateral or senior replacement Liens on the Collateral, as the case may be. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Collateral Trustee or the Secured Debt Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
If the Collateral Trustee or any Secured Debt Representative or Secured Debt Claimholder receives post-petition interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Secured Debt Adequate Protection Payments”), and the Priority Lien Claimholders do not receive payment in full in cash of all Priority Lien Obligations (subject, in the case of principal outstanding under the Priority Lien Agreement and the other Priority Lien Documents and face amounts of letters of credit, up to the Cap Amount) upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, the Secured Debt Claimholders shall pay over to the Priority Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Secured Debt Adequate Protection Payments received by such Second Lien Claimholders and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the Priority Lien Obligations (subject, in the case of principal outstanding under the Priority Lien Agreement and the other Priority Lien Documents and face amounts of letters of credit, up to the Cap Amount); provided that to the extent any portion of the Short Fall represents payments received by the Priority Lien Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the Priority Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Secured Debt Claimholders in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the Priority Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to the grant of adequate protection in the form of cash payments to the Secured Debt Claimholders made pursuant to the this Section 6.3(b).
          6.4 Avoidance Issues. If any of the Priority Lien Representative or any Priority Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of Priority Lien Obligations (a “Recovery”), then such Priority Lien Claimholders shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
          6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Priority Lien Obligations and on account of Secured Debt Obligations, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations and on account of the Secured Debt Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
          6.6 Post-Petition Interest. (a) Neither the Collateral Trustee, any Secured Debt Representative nor any Secured Debt Claimholder, shall oppose or seek to challenge any claim by the Priority Lien Representative or any Priority Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Priority Lien Representative’s or Priority Lien Claimholder’s claim, without regard to the existence of the Lien of the Collateral Trustee on behalf of the Secured Debt Representative’s and Secured Debt Claimholder’s on the Collateral.
          (b) Neither the Priority Lien Representative nor any other Priority Lien Claimholder shall oppose or seek to challenge any claim by the Collateral Trustee on behalf of the Secured Debt Obligations, or any Secured Debt Claimholder, for allowance in any Insolvency or Liquidation Proceeding of Secured Debt Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Secured Debt Representative or Secured Debt Claimholder claim (after taking into account the Priority Lien Collateral).
          6.7 Waiver — 1111(b)(2) Issues. The Collateral Trustee, on behalf of itself and each Secured Debt Representative and Secured Debt Claimholder, waives any objection or claim any of them may hereafter have against the Priority Lien Representative or any Priority Lien Claimholder arising out of the election of the Priority Lien Representative or any Priority Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of the Priority Lien Representative or such Priority Lien Claimholder and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Collateral in or from such Insolvency or Liquidation Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the Priority Lien Claimholders pursuant to Section 6.5 hereof.
          6.8 Separate Grants of Security and Separate Classification. The Collateral Trustee, for itself and on behalf of each Secured Debt Representative and Secured Debt Claimholder, and the Priority Lien Representative, for itself and on behalf of the Priority Lien Claimholders, acknowledges and agrees that:
          (a) the grants of Liens pursuant to the Priority Lien Documents and the Secured Debt Documents constitute separate and distinct grants of Liens; and

          (b) because of, among other things, their differing rights in the Collateral, the Secured Debt Obligations are fundamentally different from the Priority Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.
          To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Priority Lien Claimholders and the Secured Debt Claimholders in respect of the Collateral constitute (in whole or in part) only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Secured Debt Claimholders), the Priority Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Priority Lien Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Secured Debt Claimholders with respect to the Collateral, with the Collateral Trustee, for itself and on behalf of each of the Secured Debt Representatives and Secured Debt Claimholders, hereby acknowledging and agreeing to turn over to the Priority Lien Representative, for itself and on behalf of the Priority Lien Claimholders, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Secured Debt Claimholders).
          6.9 No Waiver. Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit the Priority Lien Representative or any Priority Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Collateral Trustee or any of the Secured Debt Representatives or Secured Debt Claimholders, including the seeking by the Collateral Trustee or any of the Secured Debt Representatives or Secured Debt Claimholders of adequate protection or the asserting by the Collateral Trustee or any of the Secured Debt Representatives or Secured Debt Claimholders of any of its rights and remedies under the Secured Debt Documents or otherwise.
          VII. RELIANCE; WAIVERS; ETC.
          7.1 Reliance. Other than any reliance on the terms of this Agreement, the Priority Lien Representative, on behalf of itself and the Priority Lien Claimholders under its Priority Lien Documents, acknowledges that it and such Priority Lien Claimholders have, independently and without reliance on the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Priority Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Priority Lien Documents or this Agreement. The Collateral Trustee, on behalf of itself and each Secured Debt Representative and the Secured Debt Claimholders, acknowledges that it, the Secured Debt Representatives and the Secured Debt Claimholders have, independently and without reliance on the Priority Lien Representative or any Priority Lien Claimholder, and based on documents and information deemed by them appropriate, made their own decision to enter into each of the Secured Debt Documents and be bound by the terms of this Agreement and they will continue to make their own decision in taking or not taking any action under the Secured Debt Documents, the Collateral Trust Agreement or this Agreement.
          7.2 No Warranties or Liability. The Priority Lien Representative, on behalf of itself and the Priority Lien Claimholders under the Priority Lien Documents, acknowledges and agrees that each of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Secured Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Secured Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, on behalf of itself and each Secured Debt Representative and the Secured Debt Claimholders, acknowledges and agrees that the Priority Lien Representative and the Priority Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Priority Lien Representative and the Priority Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Priority Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders shall have no duty to the Priority Lien Representative or any of the Priority Lien Claimholders, and the Priority Lien Representative and the Priority Lien Claimholders shall have no duty to the Collateral Trustee, the Secured Debt Representatives or any of the Secured Debt Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Guarantor (including the Priority Lien Documents and the Secured Debt Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities.
          (a) No right of the Priority Lien Representative or the Priority Lien Claimholders to enforce any provision of this Agreement or any Priority Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by the Priority Lien Representative or any Priority Lien Claimholder or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, the Collateral Trust Agreement, any of the Priority Lien Documents or any of the other Secured Debt Documents, regardless of any knowledge thereof which the Priority Lien Representative or the Priority Lien Claimholders, or any of them, may have or be otherwise charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Priority Lien Documents and subject to the provisions of Section 5.3(a)), the Priority Lien Representative, the Priority Lien Claimholders and any of them may, at any time and from time to time in accordance with the Priority Lien Documents and/or applicable law, without the consent of, or notice to, the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Collateral Trustee, the Secured Debt Representatives and/or the Secured Debt Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Priority Lien Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Priority Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Priority Lien Representative or any of the Priority Lien Claimholders or any rights or remedies under any of the Priority Lien Documents; provided that any such increase in the Priority Lien Obligations shall not increase the sum of the indebtedness constituting principal under the Priority Lien Agreement and the face amount of any letters of credit issued under the Priority Lien Agreement and not reimbursed to an amount in excess of the Cap Amount;
(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Company or any other Grantor to the Priority Lien Representative or any of the Priority Lien Claimholders or any liability incurred directly or indirectly in respect thereof;
(3) settle or compromise any Priority Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order; and
(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor or any Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Priority Lien Representative or any of the Priority Lien Claimholders or any liability incurred directly or indirectly in respect thereof.
Notwithstanding the provisions of the foregoing paragraph 7(b), the Priority Lien Representative and Priority Lien Claimholders agree that (x) they will not subordinate their Priority Liens to other Liens except those securing a DIP Financing and those of a type and amount permitted to come prior to the Secured Debt Liens pursuant to the terms of the Secured Debt Documents and (y) in the event of a release of all or substituting all of the Priority Liens other than in connection with a sale, transfer or other disposition of the Collateral permitted under the Priority Lien Documents in connection with an Insolvency or Liquidation Proceeding or in connection with the exercise of remedies, the provisions of Section 2.1 shall not apply.
          (c) Except as otherwise expressly provided herein, the Collateral Trustee, on behalf of itself and each Secured Debt Representative and the Secured Debt Claimholders, also agrees that the Priority Lien Representative and the Priority Lien Claimholders shall have no liability to the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, and the Collateral Trustee, on behalf of itself and each Secured Debt Representative and the Secured Debt Claimholders, hereby waives any claim against the Priority Lien Representative and any Priority Lien Claimholder, arising out of any and all actions which the Priority Lien Representative or the Priority Lien Claimholders may take or permit or omit to take with respect to:
(1) the Priority Lien Documents (other than this Agreement);
(2) the collection of the Priority Lien Obligations; or
(3) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral. The Collateral Trustee, on behalf of itself and each Secured Debt Representative and the Secured Debt Claimholders, agrees that the Priority Lien Representative and the Priority Lien Claimholders have no duty to them in respect of the maintenance or preservation of the Collateral, the Priority Lien Obligations or otherwise.
          7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Priority Lien Representative and the Priority Lien Claimholders and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Priority Lien Documents or any Secured Debt Documents;
          (b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Priority Lien Obligations or Secured Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Priority Lien Document or any Secured Debt Document;
          (c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Priority Lien Obligations or Secured Debt Obligations or any guaranty thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Priority Lien

Representative, the Priority Lien Obligations, any Priority Lien Claimholder, the Collateral Trustee, the Secured Debt Representatives, the Secured Debt Obligations or any Secured Debt Claimholder in respect of this Agreement.
          VIII. MISCELLANEOUS.
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Priority Lien Document or any Secured Debt Document, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Priority Lien Representative and the Priority Lien Claimholders may continue, at any time and without notice to the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereon. The Priority Lien Representative, on behalf of its itself and the Priority Lien Claimholders, and the Collateral Trustee, on behalf of itself and the Secured Debt Representatives and the Secured Debt Claimholders, each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
          (a) with respect to the Priority Lien Representative, the Priority Lien Claimholders and the Priority Lien Obligations, on the date of the Discharge of Priority Lien Obligations, subject to the rights of the Priority Lien Representative and Priority Lien Claimholders under Section 6.4; and
          (b) with respect to the Collateral Trustee, the Secured Debt Representatives, the Secured Debt Claimholders and the Secured Debt Obligations, on the date upon which the Secured Debt Obligations terminate.
     If a Discharge of Priority Lien Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional Priority Lien Obligations are incurred or Priority Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Priority Lien Obligations shall (effective upon the incurrence of such additional Priority Lien Obligations or reinstatement of such Priority Lien Obligations, as applicable) be deemed to no longer be effective.

          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing and signed on behalf of Priority Lien Representative and the Collateral Trustee or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute Priority Lien Obligations or Secured Debt Obligations as the Company may designate).
          8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The Priority Lien Representative and the Priority Lien Claimholders, on the one hand, and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Priority Lien Obligations or the Secured Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Priority Lien Obligations or the Secured Debt Obligations. Neither the Priority Lien Representative and the Priority Lien Claimholders, on the one hand, nor the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Priority Lien Representative or any of the Priority Lien Claimholders, on the one hand, or the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:
          (a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
          (b) to provide any additional information or to provide any such information on any subsequent occasion;
          (c) to undertake any investigation; or
          (d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Secured Debt Claimholders or the Collateral Trustee or any Secured Debt Representative pays over to the Priority Lien Representative or the Priority Lien Claimholders under the terms of this Agreement, the Secured Debt Claimholders, the Collateral Trustee and any Secured Debt Representative shall be subrogated to the rights of the Priority Lien Representative and the Priority Lien Claimholders; provided, however, that, the

Collateral Trustee, on behalf of itself and the Secured Debt Representatives and the Secured Debt Claimholders, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Priority Lien Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder that are paid over to the Priority Lien Representative or the Priority Lien Claimholders pursuant to this Agreement shall not reduce any of the Secured Debt Obligations.
          8.6 SUBMISSION TO JURISDICTION; WAIVERS.
          (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:
(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;
(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND
(5) AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
          (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO

ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          8.7 Notices. All notices to the Priority Lien Claimholders permitted or required hereunder shall also be sent to the Priority Lien Representative, all notices to the Secured Debt Representatives permitted or required hereunder shall also be sent to the Collateral Trustee and all notices to the Secured Debt Claimholders permitted or required hereunder shall also be sent to the applicable Secured Debt Representative and the Collateral Trustee. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail, return receipt requested, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.8 Further Assurances. The Priority Lien Representative, on behalf of itself and the Priority Lien Claimholders, and the Collateral Trustee, on behalf of each Secured Debt Representative and Secured Debt Claimholder, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Priority Lien Representative or Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree, upon request by the Priority Lien Representative or Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Secured Debt Documents.
          8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.10 Binding Effect on Successors and Assigns and on Priority Lien Claimholders, Secured Debt Claimholders and Secured Debt Representatives. This Agreement shall be binding upon the Priority Lien Representative, the Priority Lien Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders and their respective successors and assigns. Collateral Trustee represents that it has not agreed to any modification of the provisions in the Secured Debt Documents authorizing it to execute this Agreement and bind the Secured Debt Claimholders and Secured Debt Representatives and Priority Lien Representative represents that it has not agreed to any modification of the provisions in the Priority Lien Documents authorizing it to execute this Agreement and bind the Priority Lien Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Collateral Trustee nor the Priority Lien Representative make any representation regarding the validity or binding effect of the Secured Debt Documents or Priority Lien Documents, respectively, or their authority to bind any of the Priority Lien Claimholders or Secured Debt Representatives or Secured Debt Claimholders through their execution of this Agreement.
          8.11 Specific Performance. Each of the Priority Lien Representative and the Collateral Trustee may demand specific performance of this Agreement. The Priority Lien Representative, on behalf of itself and the Priority Lien Claimholders under the Priority Lien Documents, and the Collateral Trustee, on behalf of itself and each of the Secured Debt Representatives and Secured Debt Claimholders under the Collateral Trust Agreement, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Priority Lien Representative or the Priority Lien Claimholders or the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, as the case may be.
          8.12 Headings. Section headings in this Agreement are included herein for convenience of reference only, are not to be considered a part of this Agreement for any other purpose and will in no way modify or restrict any of the terms or provisions hereof.
          8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
          8.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Priority Lien Representative, the Collateral Trustee, the Secured Debt Representatives, the Priority Lien Claimholders and the Secured Debt

Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the Priority Lien Representative and the Priority Lien Claimholders, or as between the Company and the other Grantors and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the Priority Lien Documents and the Secured Debt Documents, respectively.
          8.16 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Priority Lien Representative and the Priority Lien Claimholders on the one hand and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Priority Lien Obligations and the Secured Debt Obligations as and when the same shall become due and payable in accordance with their terms.
          8.17 Marshalling of Assets. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders hereby each waive any and all rights to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of Priority Lien Representative’s or the Priority Lien Claimholder’s Liens.
          8.18 Additional Secured Debt Obligations. Concurrently with the issuance or incurrence of any new Series of Secured Debt, the Company shall cause the agent or trustee in respect thereof to deliver to the Priority Lien Representative an Intercreditor Joinder Agreement and a joinder agreement to the Collateral Trust Agreement, in each case in form and substance reasonably satisfactory to the Priority Lien Representative, evidencing the acknowledgment and agreement of the holders of such Secured Debt Obligations (or an agent or trustee on their behalf) to be bound by the terms hereof. Upon the Priority Lien Representative’s receipt of such joinder agreement, any such agent or trustee shall automatically be treated as a Secured Debt Representative, and the holders of such Secured Debt Obligations shall be treated as Secured Debt Claimholders, for all purposes of this Agreement. The Company shall require that any new Series of Secured Debt include a Lien Sharing and Priority Confirmation its respective Secured Debt Documents.
          8.19 UCC Financing Statement Refiling. Promptly upon the written request of the Company and at the Company’s sole cost and expense, in anticipation of an issuance or incurrence of Priority Lien Obligations, the Collateral Trustee shall (a) prepare and file, or cause to prepared and filed, Duplicative UCC Financing Statements (such Duplicative UCC Financing Statements to be filed subsequent to the filing of UCC financing statements (including fixture filings) made in favor of the Priority Lien Representative on behalf of the Priority Lien Claimholders to perfect the Liens granted under the Priority Debt Documents) and (b) so long as at such time the Original UCC Financing Statement Termination Conditions shall have been satisfied, on the first Business Day following the 91st day after such filing of the Duplicative UCC Financing Statements, terminate, or cause to be terminated, all Original UCC Financing Statements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Priority Lien Representative [__________________], as Priority Lien Representative
By:
Name:
Title:

Notice Address: [__________________] [__________________] [__________________] [__________________] Attention: [__________________]

Collateral Trustee WILMINGTON TRUST FSB, as Collateral Trustee
By:
Name:
Title:

Notice Address: [__________________] [__________________] [__________________] Attention: [__________________] Telecopier: [__________________] Email: [__________________]

Acknowledged and Agreed to by: Company CRICKET COMMUNICATIONS, INC.
By:
Name:
Title:

Notice Address: [__________________] [__________________] [__________________]

Guarantors [__________________]
By:
Name:
Title:

Notice Address: [__________________] [__________________] [__________________]

EXHIBIT A
FORM OF INTERCREDITOR AGREEMENT JOINDER
          The undersigned,                                         , a                 , hereby agrees to become party as [a Guarantor] [Priority Lien Representative] [Collateral Trustee] under the Intercreditor Agreement dated as of [                    ] (the “Intercreditor Agreement”) among Cricket Communications, Inc., a Delaware corporation, the Guarantors from time to time party thereto, [                    ], in its capacity as Priority Lien Representative, Wilmington Trust FSB, in its capacity as Collateral Trustee, as amended, restated, supplemented, modified, renewed, extended or refinanced from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. The provisions of Article VIII of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.
          IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                         , 20        .

[_________________________________]
By:
Name:
Title:

A-1